AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 28, 2006
                                       REGISTRATION NO. 333-_______

                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549
                           __________

                            FORM S-3
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                           CADIZ INC.
     (Exact name of registrant as specified in its charter)

       DELAWARE                                    77-0313235
 (State or jurisdiction of                      (I.R.S. Employer
incorporation or organization)                 Identification No.)

                     777 S. FIGUEROA STREET
                           SUITE 4250
                  LOS ANGELES, CALIFORNIA 90017
                         (213) 271-1600

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         KEITH BRACKPOOL
                     CHIEF EXECUTIVE OFFICER
                     777 S. FIGUEROA STREET
                           SUITE 4250
                  LOS ANGELES, CALIFORNIA 90017
                         (213) 271-1600

(Name, address, including zip code, and telephone number, including area code, of agent for service)


                  COPIES OF COMMUNICATIONS TO:
                   HOWARD J. UNTERBERGER, ESQ.
                      J. BRAD WIGGINS, ESQ.
                      TORRIE M. BYERS, ESQ.
       STEPHAN, ORINGHER, RICHMAN, THEODORA & MILLER, P.C.
               2029 CENTURY PARK EAST, SIXTH FLOOR
                  LOS ANGELES, CALIFORNIA 90067
                         (310) 557-2009


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 From time to time after the effective date of this Registration
                            Statement

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

   If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

                 CALCULATION OF REGISTRATION FEE

                                          PROPOSED      PROPOSED
                                          MAXIMUM       MAXIMUM       AMOUNT
TITLE OF EACH CLASS        AMOUNT         OFFERING      AGGREGATE       OF
OF SECURITIES              TO BE           PRICE        OFFERING    REGISTRATION
TO BE REGISTERED         REGISTERED       PER UNIT       PRICE         FEE

Common Stock,
 Par Value $0.01
 Per Share            2,221,909 SHARES(1)  $19.10(2)  $42,438,461.90  $4,540.92


(1) This registration statement is being used to register 2,221,909 shares of common stock that are issuable to the selling stockholders upon conversion of principal and accrued interest under a certain outstanding convertible loan. The shares being registered include 1,692,737 shares attributable to the conversion of the $36,375,000 original principal amount of the convertible loan, as well as 529,172 shares that may be issued upon the conversion of the maximum of $11,371,290 in interest that may be accrued under the loan during its five year term. This registration statement shall also cover an indeterminate number of additional shares of common stock that may become issuable by virtue of any stock dividend, stock split, recapitalization or other similar transaction.

(2) Estimated solely for the purpose of calculating the registration fee, and based, pursuant to Rule 457(c), on the average of the high and low prices of the Registrant's common stock as reported by the Nasdaq Global Market for July 24, 2006, which date is within five business days prior to the initial filing date of this registration statement.

========================================================================
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL
THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY
STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF
1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON
SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A),
MAY DETERMINE.
========================================================================


PROSPECTUS
----------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL NOR DOES IT SEEK AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT
PERMITTED.

           DATED JULY 28, 2006, SUBJECT TO COMPLETION

                           CADIZ INC.


  2,221,909 SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF
PRINCIPAL AND ACCRUED INTEREST ON AN OUTSTANDING CONVERTIBLE LOAN

     The selling stockholders identified in this prospectus may offer from time to time up to 2,221,909 shares of common stock of Cadiz Inc. that may be acquired by the selling stockholders upon conversion of principal and accrued interest under a $36.375 million, five year senior secured convertible loan (the "Loan").

     We have agreed to pay for expenses of the offering. We will not receive any of the proceeds from the sale of the shares by the selling stockholders. Our obligation to pay amounts otherwise due under the Loan will, however, be reduced as a result of the issuance of our Common Stock in conversion of principal and accrued interest on the Loan.

     We do not know when or how the selling stockholders intend to sell their shares or what the price, terms or conditions of any sales will be. The selling stockholders may offer and sell their respective shares in transactions on the Nasdaq Global Market (formerly the Nasdaq National Market), in negotiated transactions, or both. These sales may occur at fixed prices that are subject to change, at prices that are determined by prevailing market prices, or at negotiated prices. The selling stockholders may sell shares to or through broker-dealers, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders, the purchasers of the shares or both.

     Our common stock is traded on the Nasdaq Global Market under the symbol "CDZI". On July 24, 2006, the last reported sale price of our common stock on Nasdaq was $19.53.

                           ----------

     INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE "RISK FACTORS"
BEGINNING ON PAGE 3.

                           ----------

  NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
   SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS
  PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                            OFFENSE.

        The date of this prospectus is __________, 2006.


             NOTICE ABOUT FORWARD-LOOKING STATEMENTS

     Information presented in this prospectus, and in other documents which are incorporated by reference in this prospectus under the section of this prospectus entitled "Where You Can Find More Information," that discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, are forward-looking statements. Forward-looking statements can be identified by the use of words such as "intends," "anticipates," "believes," "estimates," "projects," "forecasts," "expects," "plans," and "proposes." Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from these forward-looking statements. These include, among others, the cautionary statements in the "Risk Factors" section of this prospectus beginning on page 3. These cautionary statements identify important factors that could cause actual results to differ materially from those described in the forward-looking statements. When considering forward-looking statements in this prospectus, you should keep in mind the cautionary statements in the "Risk Factors" section and other sections of this prospectus, and other cautionary statements in documents which are incorporated by reference in this prospectus and listed in "Where You Can Find More Information" on page 7.

                        ABOUT CADIZ INC.

     Our primary asset consists of three blocks of land in eastern San Bernardino County, California totaling approximately 45,000 acres. Virtually all of this land is underlain by high-quality groundwater resources with demonstrated potential for various applications, including water storage and supply programs and recreational, residential, and agricultural development. Two of the three properties are located in proximity to the Colorado River Aqueduct, the major source of imported water for southern California. The third property is located near the Colorado River.

     The value of these assets derives from a combination of projected population increases and limited water supplies throughout southern California. In addition, most of the major population centers in southern California are not located where significant precipitation occurs, requiring the importation of water from other parts of the state. We therefore believe that a competitive advantage exists for companies that can provide high quality, reliable, and affordable water to major population centers.

     We expect to be able to use our land assets and related water resources to participate in a broad variety of asset development programs, including water storage and supply, exchange, and conservation programs with public agencies and other parties.

     Our principal executive offices are located at 777 S.
Figueroa Street, Suite 4250, Los Angeles, California 90401-90017 and our telephone number is (213) 271-1600.


                          RISK FACTORS

     An investment in shares of our common stock involves a high degree of risk. You should carefully consider the following factors as well as the other information contained and incorporated by reference in this prospectus before deciding to invest.

OUR DEVELOPMENT ACTIVITIES HAVE NOT GENERATED SIGNIFICANT
REVENUES.

     At present, our development activities are focused on water resource development at our San Bernardino County properties. We have not received significant revenues from our development activities to date and we do not know when, if ever, we will receive operating revenues from our development activities. As a result, we continue to incur a net loss from operations.

WE MAY NEVER GENERATE SIGNIFICANT REVENUES OR BECOME PROFITABLE
UNLESS WE ARE ABLE TO SUCCESSFULLY IMPLEMENT PROGRAMS TO DEVELOP
OUR LAND ASSETS AND RELATED WATER RESOURCES.

     We do not know the terms, if any, upon which we may be able to proceed with our water development programs. Regardless of the form of our water development programs, the circumstances under which transfers or storage of water can be made and the profitability of any transfers or storage are subject to significant uncertainties, including hydrologic risks of variable water supplies, risks presented by allocations of water under existing and prospective priorities, and risks of adverse changes to or interpretations of U.S. federal, state and local laws, regulations and policies. Additional risks attendant to such programs include our ability to obtain all necessary regulatory approvals and permits, possible litigation by environmental or other groups, unforeseen technical difficulties, general market conditions for water supplies, and the time gap needed to generate significant operating revenues from such programs after operations commence.

OUR FAILURE TO MAKE TIMELY PAYMENTS OF PRINCIPAL AND INTEREST ON
OUR INDEBTEDNESS MAY RESULT IN A FORECLOSURE ON OUR ASSETS.

     Effective June 29, 2006, we entered into a new senior secured convertible loan facility with an initial principal balance of $36.375 million. Our assets have been put up as collateral to secure the payment of this debt. If we cannot generate sufficient cash flow to make timely payments of principal and interest on this indebtedness, or if we otherwise fail to comply with the terms of agreements governing our indebtedness, we may default on our obligations. If we default on our obligations, our lenders may sell off the assets that we have put up as collateral. This, in turn, may result in a cessation or sale of our operations.

THE ISSUANCE OF SHARES UNDER OUR MANAGEMENT EQUITY INCENTIVE PLAN
WILL IMPACT EARNINGS.

     Under applicable accounting rules, the issuance of shares and options under our Management Incentive Equity Plan will result in a charge to earnings based on the value of our common stock at the time of issue and the valuation of options at the time of their award and will be recorded over the vesting period in proportion to the quantities vested. Our Management Equity Incentive Plan provides for the issuance of up to 1,472,051 shares of common stock. We have issued stock or options to purchase stock representing 1,459,712 of the shares authorized for issuance under this Management Equity Incentive Plan. Based on the trading price of our common stock at the time of such issuances, such issuances resulted in a charge to our earnings of $16.7 million for our fiscal year ended December 31, 2005 and will result in a further significant charge to our earnings for our fiscal year ended December 31, 2006. The cost of approximately 89% of the shares and options issued in our fiscal year ended December 31, 2005 was an expense during 2005.

WE MAY NOT BE ABLE TO OBTAIN THE FINANCING WE NEED TO IMPLEMENT
OUR ASSET DEVELOPMENT PROGRAMS.

     We may require additional capital to finance our operations until such time as our asset development operations produce revenues. We cannot assure you that our current lenders, or any other lenders, will give us additional credit should we seek it. If we are unable to obtain additional credit, we may engage in further equity financings. Our ability to obtain equity financing will depend, among other things, on the status of our asset development programs and general conditions in the capital markets at the time funding is sought. Any further equity financings would result in the dilution of ownership interests of our current stockholders.

WE ARE RESPONSIBLE FOR HAVING THE RESALE OF SHARES ISSUED UPON CONVERSION OF THE LOAN REGISTERED WITH THE SEC WITHIN DEFINED TIME PERIODS AND ARE SUBJECT TO ADVERSE CONSEQUENCES IF THE SHARES ARE NOT REGISTERED WITH THE SEC WITHIN THOSE DEFINED TIME PERIODS OR IF THE REGISTRATION OF THE SHARES DOES NOT THEREAFTER REMAIN EFFECTIVE.

     Pursuant to the Registration Rights Agreement which we entered into as a condition to the Loan, we are obligated, by July 31, 2006, to file the Registration Statement with the SEC covering the resale of all shares issuable upon conversion of the Loan. We are also obligated to cause such Registration Statement, of which this prospectus is a part, to be declared effective no later than September 27, 2006, or if the Registration Statement is reviewed by the SEC, no later than October 27, 2006. We are also required to maintain the effectiveness of this Registration Statement for at least 180 days after it has been declared effective. We must pay to the holders of the Loan an amount in cash equal to 0.5% of the initial principal amount of the Loan for each 30 day period (or portion thereof) during which any such requirements are not satisfied. In addition, a failure of the Registration Statement to be declared effective by December 30, 2006 will result in a default under the Loan.

THE SALE OF SHARES COVERED BY THIS PROSPECTUS AND FUTURE SALES OF
COMMON STOCK COULD REDUCE THE MARKET PRICE OF OUR COMMON STOCK
AND DILUTE OUR FUTURE EARNINGS PER SHARE.

     The registration for resale of common stock under this prospectus increases the number of outstanding shares of our common stock eligible for resale. The sale, or availability for sale, of these shares could cause decreases in the market price of our common stock, particularly in the event that a large number of shares were sold in the public market over a short period of time. Similarly, the perception that additional shares of our common stock could be sold in the public market in the future, could cause a reduction in the trading price of our stock.

WE ARE RESTRICTED BY CONTRACT FROM PAYING DIVIDENDS AND WE DO NOT
INTEND TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE.

     Any return on investment on our common stock will depend primarily upon the appreciation in the price of our common stock. To date, we have never paid a cash dividend on our common stock. The loan documents governing our senior secured convertible loan facility prohibit the payment of dividends while such facilities are outstanding. As we have a history of operating losses, we have been unable to date to pay dividends. Even if we post a profit in future years, we currently intend to retain all future earnings for the operation of our business. As a result, we do not anticipate that we will declare any dividends in the foreseeable future.

                         USE OF PROCEEDS

     We will not receive any proceeds from the sale by the selling stockholders of our common stock. However, our obligation to pay principal and accrued interest otherwise due under the Loan will be reduced as a result of the issuance of our Common Stock upon conversion of principal and accrued interest on the Loan.


                  SALES BY SELLING STOCKHOLDERS


     On June 26, 2006 we, and our wholly-owned subsidiary Cadiz Real Estate LLC, entered into a Credit Agreement with the selling stockholders named below, as lenders, and Peloton Partners LLP, as Administrative Agent. The transactions contemplated by this Credit Agreement, including the issuance of the Loan, closed on June 29, 2006. We issued the Loan in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof.

     Under the terms of the Credit Agreement, the selling stockholders named below, acting as lenders, have invested $36.375 million in a five year zero coupon secured convertible loan with an initial interest rate of 5% per annum. After three years, the interest rate will increase to 6% per annum for the remainder of the term. At the lenders' option, $10 million of principal and accrued interest thereon may be converted into our common stock at $18.15 per share, and $26.375 million of principal and accrued interest thereon may be converted into our common stock at $23.10 per share. These conversion prices are set for the entire term of the loan, subject only to normal adjustments in the event of stock splits, stock dividends and other recapitalization events, and subject to further adjustment in the event of a change in control of the company (whereupon the conversion price will be adjusted pursuant to a formula which takes into account the amount of time that the loan has been outstanding, but in no event shall the adjusted conversion price be less than $16.50 per share). However, the application of this change in control adjustment formula cannot result in the issuance of a greater number of shares of common stock than the number of shares offered by this prospectus.

     The number of shares being offered by this prospectus assumes the conversion of the full amount of the Loan on the final five year maturity date, giving effect to all interest accrued through that date. In the event that all or part of the Loan is converted prior the final maturity date, the number of shares that will actually be issued will be less than the number of shares being offered by this prospectus.

     Unless and until the approval of our stockholders is obtained, no lender shall be able to convert principal and accrued interest on the Loan into shares of our common stock to the extent that after such conversion such lender would own more than 2,264,947 shares (i.e. 19.99% of the 11,330,402 shares of our common stock which were outstanding at the time of the Loan). The number of shares being offered by this prospectus does not reflect this limitation.

     Pursuant to a Registration Rights Agreement entered into by us as a condition to the closing of the transactions contemplated by the Credit Agreement, we agreed to register the shares of our common stock issuable upon conversion of principal and accrued interest on the Loan at our own expense. Pursuant to that Registration Rights Agreement we have filed with the SEC a registration statement, of which this prospectus is a part, for the resale of those shares.

     Except as noted with respect to selling stockholders listed in the following table, none of the selling stockholders has held any position or office or had a material relationship with us other than as a result of the ownership of our common stock.

     The following table is based on information supplied to us by the selling stockholders identified in the table. The table sets forth, as to the selling stockholders identified in the table, the number of shares of common stock that each selling stockholder beneficially owns as of July 24, 2006, the number of shares of common stock beneficially owned by each selling stockholder that may be offered for sale from time to time by this prospectus and the number of shares and percentage of common stock to be held by each such selling stockholder assuming the sale of all the common stock offered hereby.

     We may amend or supplement this prospectus from time to time to update the disclosures set forth herein.


                       SECURITIES                    SECURITIES     PERCENTAGE
                     BENEFICIALLY     SECURITIES   BENEFICIALLY      OWNERSHIP
NAME OF SELLING    OWNED PRIOR TO        OFFERED    OWNED AFTER          AFTER
STOCKHOLDER           OFFERING(1)       FOR SALE    OFFERING(2)    OFFERING(3)
---------------    --------------     ----------   ------------   ------------
PELOTON MULTI-
 STRATEGY MASTER
 FUND                2,264,947(4)   1,999,719(5)      1,046,640           7.7%

MILFAM II L.P.         169,273(6)     222,190(7)            -0-           0.0%


----------------------------------------

(1) Except as otherwise noted herein, the number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of the date of this prospectus through the exercise of any stock option or other right. The shares listed in this column include shares underlying the Loan which the selling stockholder has the right to acquire within 60 days of July 24, 2006. Unless otherwise indicated in the footnotes, each person has sole voting and investment power, or shares such powers with his or her spouse, with respect to the shares shown as beneficially owned.

(2) Assumes the sale of all shares of common stock offered hereby. In the event that all or part of the Loan is converted prior its final maturity date, the number of shares that will actually be issued will be less than the number of shares being offered by this prospectus.

(3) Based upon 11,330,402 shares of common stock outstanding as of July 24, 2006 and assumes the issuance, upon conversion of the Loan, of the maximum of 2,221,909 shares issuable upon conversion of the Loan.

(4) Peloton Multi-Strategy Master Fund is the holder of 90% of the Loan.

     Based upon a Schedule 13G filed on July 11, 2006 with the SEC by Peloton Multi-Strategy Master Fund, Peloton Partners LLP (the principal investment manager for Peloton Multi-Strategy Master Fund) and Geoffrey Grant (the Chief Investment Officer of Peloton Partners LLP) and a Form 3 filed on July 10, 2006 with the SEC by Peloton Partners LLP.

     Includes 1,046,640 shares of common stock beneficially owned immediately prior to consummation of the Loan, 495,867 shares of common stock issuable upon conversion of $9,000,000 in principal under the Loan at a conversion rate of $18.15 per share and 722,440 shares of common stock issuable upon conversion of $16,688,364 in principal under the Loan at a conversion rate of $23.10 per share.

     Does not include 781,412 shares of common stock which are registered hereby but as to which Peloton Multi-Strategy Master Fund was not the beneficial owner as of July 24, 2006, consisting of (i) 476,255 shares of common stock issuable upon conversion of a maximum of $1,023,416 in interest which may accrue in favor of Peloton Multi-Strategy Master Fund during the term of the Loan but which has not yet accrued, and (ii) 305,157 shares of common stock issuable upon conversion by Peloton Multi-Strategy Master Fund of $7,049,136 in outstanding principal under the Loan at a conversion rate of $23.10 per share but which may not be converted unless and until approval is obtained from our stockholders to the issuance of conversion shares to the extent that, following such conversion, Peloton Multi-Strategy Master Fund would own more than 2,264,947 shares (i.e. 19.99% of the 11,330,402 shares of our common stock outstanding at the time of the Loan).

     In addition, Peloton Multi-Strategy Master Fund currently has the right to designate one director to serve on our Board of Directors. Peloton Multi-Strategy Master Fund has designated Raymond J. Pacini to serve as director.

(5) Includes 781,412 shares of common stock which are registered hereby but as to which Peloton Multi-Strategy Master Fund was not the beneficial owner as of July 24, 2006, consisting of (i) 476,255 shares of common stock issuable upon conversion of a maximum of $1,023,416 in interest which may accrue in favor of Peloton Multi-Strategy Master Fund during the term of the Loan but which has not yet accrued, and (ii) 305,157 shares of common stock issuable upon conversion by Peloton Multi-Strategy Master Fund of $7,049,136 in outstanding principal under the Loan at a conversion rate of $23.10 per share but which may not be converted unless and until approval is obtained from our stockholders to the issuance of conversion shares to the extent that, following such conversion, Peloton Multi-Strategy Master Fund would own more than 2,264,947 shares (i.e. 19.99% of our common stock outstanding at the time of the Loan).

(6)  Milfam II L.P. is the holder of 10% of the Loan.

     Includes 55,096 shares of common stock issuable upon conversion of $1,000,000 in principal under the Loan at a conversion rate of $18.15 per share and 114,177 shares of common stock issuable upon conversion of $2,637,500 in principal under the Loan at a conversion rate of $23.10 per share. Does not include 52,917 shares of common stock which are registered hereby but as to which Milfam II L.P. was not the beneficial owner as of July 24, 2006, consisting of shares of common stock issuable upon conversion of a maximum of $1,137,129 in interest which may accrue in favor of Milfam II, L.P. during the term of the Loan but which has not yet accrued.

     The shares beneficially owned by Milfam II L.P. are included within a total of 619,574 shares shown as beneficially owned by Lloyd I. Miller, III in a Schedule 13G filed on July 7, 2006 with the SEC by Mr. Miller. Mr. Miller is the manager of a limited liability company that is the general partner of Milfam II L.P.

(7) Includes 52,917 shares of common stock which are registered hereby but as to which Milfam II L.P. was not the beneficial owner as of July 24, 2006, consisting of shares of common stock issuable upon conversion of a maximum of $1,137,129 in interest which may accrue in favor of Milfam II L.P. during the term of the Loan but which has not yet accrued.


                      PLAN OF DISTRIBUTION

     The shares of common stock offered by this prospectus will be offered and sold by the selling stockholders named in this prospectus, by their donees, or by their other successors in interest. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, other than fees of counsel, if any, retained individually by the selling stockholders, and any discounts or commissions payable with respect to sales of the shares.

     The selling stockholders from time to time may offer and sell the shares in transactions in the Nasdaq Global Market at market prices prevailing at the time of sale. The selling stockholders from time to time may also offer and sell the shares in private transactions at negotiated prices. The selling stockholders may sell their shares directly or to or through broker-dealers who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both. Such compensation may be in excess of customary commissions.

     From time to time, a selling stockholder may pledge or grant a security interest in some or all of the shares which the selling stockholder owns. If a selling stockholder defaults in the performance of the selling stockholder's secured obligations, the pledgees or secured parties may offer and sell the shares from time to time by this prospectus (except, in some cases, if the pledgees or secured parties are broker-dealers or are affiliated with broker-dealers). The selling stockholders also may transfer and donate shares in other circumstances. Donees may also offer and sell the shares from time to time by this prospectus (except, in some cases, if the donees are broker-dealers or are affiliated with broker-dealers). The number of shares beneficially owned by a selling stockholder will decrease as and when a selling stockholder donates such stockholder's shares or defaults in performing obligations secured by such stockholder's shares. The plan of distribution for the shares offered and sold under this prospectus will otherwise remain unchanged, except that the donees, pledgees, other secured parties or other successors in interest will be selling stockholders for purposes of this prospectus. If we are notified that a donee, pledgee or other successor in interest of a selling stockholder intends to sell more than 500 shares of our common stock, we will file a supplement to this prospectus which includes all of the information required to be disclosed by Item 507 of Regulation S-K. Further, we will file a post-effective amendment to this registration statement upon notification of any change in the plan of distribution.

     The selling stockholders and any broker-dealers acting in connection with the sale of the shares covered by this prospectus may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit realized by them on the resale of the shares as principals may be deemed to be underwriting compensation under the Securities Act of 1933.

     We have agreed to indemnify the selling stockholders against liabilities they may incur as a result of any untrue statement or alleged untrue statement of a material fact in the registration statement of which this prospectus forms a part, or any omission or alleged omission in this prospectus or the registration statement to state a material fact necessary in order to make the statements made not misleading. This indemnification includes liabilities that the selling stockholders may incur under the Securities Act of 1933. We do not have to give such indemnification if the untrue statement or omission was made in reliance upon and in conformity with information furnished in writing to us by the selling stockholders for use in this prospectus or the registration statement.

     We have advised the selling stockholders of the requirement for delivery of this prospectus in connection with any sale of the shares. We have also advised the selling stockholders of the relevant cooling off period specified by Regulation M and restrictions upon the selling stockholders' bidding for or purchasing our securities during the distribution of shares.

TRANSFER AGENT

     The transfer agent for our common stock is Continental Stock
Transfer & Trust Company, New York, New York.

                          LEGAL MATTERS

     Certain legal matters in connection with the issuance of the securities offered under this prospectus will be passed upon for us by Stephan, Oringher, Richman, Theodora & Miller, P.C., attorneys at law, Los Angeles, California.

                             EXPERTS

     The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2005 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

               WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the common stock offered by this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it. For further information about us and our common stock, you should refer to the registration statement.

     You may read, without charge, and copy, at prescribed rates, all or any portion of the registration statement and any other reports, statements or other information in the files of the public reference room at the SEC's principal office at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. Our filings, including the registration statement, will also be available to you on the Internet website maintained by the SEC at http://www.sec.gov.

     We are subject to the information and reporting requirements of the Securities Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can request copies of these documents, for a copying fee, by writing to the SEC. We furnish our stockholders with annual reports containing financial statements audited by our independent auditors.

     We also make available on our website www.cadizinc.com copies of our annual, quarterly and special reports, proxy and information statements and other information.

     The SEC allows us to "incorporate by reference" the information we file with them. This prospectus incorporates important business and financial information about us which is not included in or delivered with this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

     We incorporate by reference the following documents:

     *  our Annual Report on Form 10-K for the year ended
        December 31, 2005, filed on March 16, 2006 and as amended by Amendment No. 1 on Form 10-K/A filed on April 28,
        2006;

     *  our Quarterly Report on Form 10-Q for the quarter ended
        March 31, 2006, filed on May 10, 2006;

     * our Current Report on Form 8-K dated June 26, 2006, filed on June 30, 2006;

     * our Current Report on Form 8-K dated June 30, 2006, filed on July 6, 2006;

     * the description of our common stock as set forth in our registration statement filed on Form 8-A under the Exchange Act on May 8, 1984, file number 012114, as amended by reports on:

        -  Form 8-K filed with the SEC on May 26, 1988;

        -  Form 8-K filed with the SEC on June 2, 1992;

        -  Form 8-K filed with the SEC on May 18, 1999; and

        -  Annual Report on Form 10-K for the year ended December
           31, 2003, filed on November 2, 2004

     * future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all of the shares offered by the selling stockholders have been sold.

     You may obtain a copy of these filings, without charge, by writing or calling us at:

                           Cadiz Inc.
                     777 S. Figueroa Street
                           Suite 4250
                  Los Angeles, California 90017
                  Attention: Investor Relations
                         (213) 271-1600

     If you would like to request these filings from us, please do so at least five business days before you have to make an investment decision.

     You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. These securities are not being offered in any state where the offer is not permitted. You should not assume that the information in this prospectus or the documents incorporated by reference is accurate as of any date other than on the front of such documents.


                             PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Cadiz estimates that expenses in connection with the distribution described in this Registration Statement will be as shown below. All expenses incurred with respect to the distribution, except for fees of counsel, if any, retained individually by a selling stockholder and any discounts or commissions payable with respect to sales of the shares, will be paid by Cadiz. See "Plan of Distribution."

          SEC registration fee            $   4,540.92
          Printing expenses               $          -
          Accounting fees and expenses    $   7,000.00
          Legal fees and expenses         $  20,000.00
          Miscellaneous                   $   8,459.08
                                          ------------

          Total                           $  40,000.00
                                          ============

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law permits Cadiz' Board of Directors to indemnify any person against expenses, attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which he is made a party because he serves or served as a director, officer, employee or agent of Cadiz or of another entity. The language of Section 145 is sufficiently broad to permit indemnification in some situations for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

     Cadiz' Bylaws provide for mandatory indemnification of directors and officers of Cadiz, and those serving at the request of Cadiz as directors, officers, employees, or agents of other entities, to the maximum extent permitted by law. The Bylaws provide that this indemnification shall be a contract right between each of these persons and Cadiz.

     The subscription agreements between Cadiz and the purchasers of the securities registered for resale under this registration statement provide that Cadiz shall indemnify the purchasers for liabilities under the Securities Act of 1933 arising out of untrue statements and omissions of material fact made by Cadiz in this registration statement. The subscription agreements also provide that the purchasers similarly shall indemnify Cadiz and controlling persons of Cadiz for liabilities under the Securities Act of 1933 arising out of untrue statements and omissions of material fact made by the purchasers in this registration statement.

     Cadiz' Certificate of Incorporation provides that a director of the company shall not be personally liable to the company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

     (1) for any breach of the director's duty of loyalty to Cadiz or its stockholders;

     (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     (3)  under Section 174 of the Delaware General Corporation Law; or

     (4) for any transaction from which the director derived an improper personal benefit.

     Cadiz' Certificate of Incorporation provides that if the Delaware General Corporation Law is subsequently amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the law as amended. Cadiz also has purchased a liability insurance policy which insures its directors and officers against certain liabilities, including liabilities under the Securities Act of 1933.

ITEM 16.  EXHIBITS.

     The following exhibits are filed or incorporated by reference as part of this Registration Statement.

       5.1  Opinion of Stephan, Oringher, Richman, Theodora &
            Miller, P.C. as to the legality of the securities being registered

       10.1 $36,375,000 Credit Agreement among Cadiz Inc. and
            Cadiz Real Estate LLC, as Borrowers, the Several Lenders from time to time parties thereto, and Peloton Partners LLP, as Administrative Agent, dated as of June 26, 2006

       23.1 Consent of PricewaterhouseCoopers LLP

       23.2 Consent of Stephan, Oringher, Richman, Theodora &
            Miller, P.C. (included in its opinion filed as Exhibit
            5.1)

       24.1 Power of Attorney (included on signature page)

-----------------------------

ITEM 17.  UNDERTAKINGS.

(a)  The undersigned registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)  To include any prospectus required by section
               10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and
(a)(1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4)  [Intentionally omitted]

     (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

          (i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) That for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
     1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to stockholders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on July 28, 2006.

                              CADIZ INC.
                              Registrant

                              By: /s/ Keith Brackpool
                                  -------------------------------
                                   Keith Brackpool, Chairman and
                                   Chief Executive Officer

KNOW ALL YE BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Keith Brackpool and O'Donnell Iselin II, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statements filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement, and to file same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      SIGNATURE                        TITLE                   DATE


/s/ Keith Brackpool           Chief Executive Officer      July 28, 2006
------------------------           and Director
Keith Brackpool            (Principal Executive Officer)


/s/ O'Donnell Iselin II       Chief Financial Officer      July 28, 2006
------------------------     (Principal Financial and
O'Donnell Iselin II             Accounting Officer)


/s/ Murray H. Hutchison              Director              July 28, 2006
------------------------
Murray H. Hutchinson


/s/ Timothy J. Shaheen               Director              July 28, 2006
------------------------
Timothy J. Shaheen


/s/ Raymond J. Pacini                Director              July 28, 2006
------------------------
Raymond J. Pacini


/s/ Stephen J. Duffy                 Director              July 28, 2006
------------------------
Stephen J. Duffy



                         EXHIBITS INDEX


Exhibit No.:   Title of Document
------------   -----------------

    5.1 Opinion of Miller & Holguin LLP as to the legality of the securities being registered

    10.1       $36,375,000 Credit Agreement among Cadiz Inc. and
               Cadiz Real Estate LLC, as Borrowers, the Several Lenders from time to time parties thereto, and Peloton Partners LLP, as Administrative Agent, dated as of June 26, 2006

    23.1       Consent of PricewaterhouseCoopers LLP

    23.2 Consent of Miller & Holguin LLP (included in its opinion filed as Exhibit 5.1)

    24.1       Power of Attorney (included on signature page)